Exhibit 99.1

NEWS RELEASE

PICO reaches agreement with Central Square

Appoints Two New Independent Directors Andy Cates and Daniel Silvers

LA JOLLA, Calif., March 18, 2016 – PICO Holdings, Inc. (Nasdaq: PICO), today announced that it has entered into an agreement with Central Square Management LLC and affiliates, which own approximately 6.1% of PICO’s outstanding shares, regarding the composition of PICO’s Board of Directors. Under the terms of the agreement, the PICO Board has appointed Andrew F. Cates as a Class III director and Daniel B. Silvers as a Class I director, effective immediately. With the addition of Messrs. Cates and Silvers to the PICO Board, the PICO Board will be comprised of nine directors, eight of whom are non-employee directors and five of whom have been added to the PICO Board since the beginning of 2016. PICO also agreed to nominate Mr. Cates for reelection at the 2017 Annual Meeting of Shareholders and to cause at least one Class II director not to be renominated for re-election at the 2016 Annual Meeting such that the size of the PICO Board would be reduced to eight directors immediately following the conclusion of the 2016 Annual Meeting.

Mr. Cates is the Managing Member of Value Acquisition Fund and Chief Executive Officer of RVC Outdoor Destinations, a developer and operator of outdoor resorts. He has acquired and asset managed commercial real estate throughout the United States within various entities, including Value Acquisition Fund, an acquisition, development, and asset management company that he founded in 2004. Mr. Cates is a member of the Board of Directors of Pioneer Natural Resources Co., which is engaged in the development, exploration, and production of oil and gas in the United States.

Mr. Silvers is the Managing Member of Matthews Lane Capital Partners LLC, an investment firm. He currently serves on the boards of directors of Forestar Group Inc. and India Hospitality Corp. He has previously served on the boards of directors of International Game Technology, bwin.party digital entertainment plc and Universal Health Services, Inc., and previously served as President of Western Liberty Bancorp.

“We are pleased to welcome Andy and Daniel to the PICO Board of Directors,” said John R. Hart, PICO’s Chief Executive Officer. “Their addition to our Board of Directors furthers our ongoing efforts to expand the depth and breadth of the PICO Board with new independent directors who will add competencies, experiences and insights that enhance the ability of the Board to create value for the benefit of all PICO shareholders. We believe the asset management and real estate investment backgrounds and public company Board experience of our newest directors will be beneficial to PICO and our shareholders as we continue to execute on our business plan to maximize shareholder value by returning capital to shareholders as assets are monetized.”

Kelly Cardwell, Managing Member of Central Square Management LLC, said, “We are pleased to have worked collaboratively with the PICO Board and management team to reach this agreement which we believe is a good outcome for all shareholders. Our recent conversations with PICO’s Board and senior management team have been constructive and encouraging and have only validated our beliefs about the quality and character of PICO’s recently refreshed Board and management team. We believe the addition of Andy Cates and Daniel Silvers to the Board, alongside PICO’s management team and the other Board members, will be instrumental in helping the Company further identify and execute upon opportunities to unlock the significant value that remains trapped in PICO’s undervalued share price. We believe that, as a result of our discussions and engagement with PICO’s Board and management team, we now share many of the same priorities and are aligned in our commitment to maximizing value for all PICO shareholders. Given the agreement that we have reached with PICO and the substantial changes in the composition of the PICO Board and strategic direction that we believe has resulted from our engagement with PICO, we stand firmly with PICO in opposing the special meeting that Sean M. Leder is seeking to call and have agreed to oppose the special meeting and vote our shares against the proposals that he is seeking to bring before a special meeting.”

Messrs. Cates and Silvers stated, “We look forward to serving on the Board of PICO as it implements its business plan to monetize assets and return capital back to shareholders. We look forward to working collaboratively with the rest of the PICO Board to build upon the solid foundation that is in place.”

Under the terms of the agreement, Central Square has agreed to vote its shares in support of, among other things, the election of PICO’s slate of directors at the 2016 and 2017 annual shareholders’ meetings and at any other shareholders’ meetings held prior to the expiration of the standstill period provided for in the agreement and to abide by certain standstill provisions. Central Square has also agreed to vote its shares against the calling of a special meeting of shareholders by Mr. Leder or any of his affiliates and against any proposals that Mr. Leder or any of his affiliates may seek to bring before a special meeting.

Concurrently with being named to the PICO Board, PICO has also agreed to appoint Mr. Cates to the Audit Committee and Corporate Governance and Nominating Committee of the PICO Board and Mr. Silvers to the Compensation Committee and Corporate Governance and Nominating Committee of the PICO Board. In addition, Messrs. Cates and Silvers are each being named to a newly-formed Strategy Committee of the PICO Board that will be responsible for, among other duties, monitoring PICO’s previously announced plans to return capital to shareholders as assets are monetized with such capital being returned to shareholders through stock repurchases or special dividends.

The complete agreement between PICO and Central Square will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission.

Morgan, Lewis & Bockius LLP advised PICO in connection with its agreement with Central Square. Central Square was advised by Olshan Frome Wolosky LLP.

About Daniel B. Silvers

Daniel Silvers is the Managing Member of Matthews Lane Capital Partners LLC. He currently serves on the boards of directors of Forestar Group Inc. and India Hospitality Corp. He has previously served on the boards of directors of International Game Technology, bwin.party digital entertainment plc and Universal Health Services, Inc., and previously served as President of Western Liberty Bancorp, an acquisition-oriented company which bought and recapitalized Service 1st Bank of Nevada, a community bank in Las Vegas, Nevada. In 2015, Mr. Silvers was featured in the National Association of Corporate Directors’ “A New Generation of Board Leadership: Directors Under Age 40” list of emerging corporate directors. Mr. Silvers holds a Bachelor of Science in Economics and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

About Andrew F. Cates

Mr. Cates is the Managing Member of Value Acquisition Fund and Chief Executive Officer of RVC Outdoor Destinations, a developer and operator of outdoor resorts. He has acquired and asset managed commercial real estate throughout the United States within various entities, including Value Acquisition Fund, an acquisition, development, and asset management company that he founded in 2004. After starting his career in Dallas, Texas with Crow Family Holdings and Viceroy Investments, he became the Project Developer and founding Board Chairman of Soulsville, one of the largest inner city revitalization projects in the United States. In 2000, he began working with a team of civic and business leaders that attracted the Vancouver Grizzlies NBA franchise to Memphis, Tennessee in 2001. Mr. Cates is a member of the Board of Directors of Pioneer Natural Resources Co., which is engaged in the development, exploration, and production of oil and gas in the United States. Mr. Cates also serves on the board of the Myelin Repair Foundation. Mr. Cates holds a Bachelor of Business Administration in Finance from the University of Texas.

About PICO Holdings

PICO Holdings, Inc. is a diversified holding company that seeks to maximize long-term shareholder value. As previously announced, PICO’s current business plan contemplates that, as assets are monetized, rather than reinvest the proceeds, PICO intends to return capital to shareholders through a stock repurchase program or by other means such as special dividends. For more information, please visit www.picoholdings.com.

About Central Square Management LLC

Central Square Management LLC is an investment management firm that seeks to invest in undervalued public companies.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that are not historical, including statements regarding our business plan and our current intention to return capital to shareholders through a stock repurchase program or by other means such as special dividends, are forward-looking statements based on current expectations and assumptions that are subject to risks and uncertainties.

A number of other factors may cause results to differ materially from our expectations, such as: any slow down or downturn in the housing recovery or in the real estate markets in which UCP and Vidler operate; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; the performance of the businesses and investments in foreign companies; the continued service and availability of key management personnel; potential capital requirements and financing alternatives; the impact of international events; and the costs of responding to the actions of activist investors and the disruption caused to PICO’s business activities by these actions.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (858) 456-6022 or at http://investors.picoholdings.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Important Additional Information and Where to Find It

PICO, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from PICO shareholders in connection with the matters to be considered at a proposed special meeting of PICO’s shareholders. PICO intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from PICO shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, can be found in PICO’s Definitive Consent Revocation Solicitation Statement on Schedule 14A, including the schedules and appendices thereto, filed with the SEC on February 25, 2016, and will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed special meeting.

Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by PICO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at PICO’s website (http://investors.picoholdings.com) or by writing to the Company’s Corporate Secretary at PICO Holdings, Inc., 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037 or by calling PICO’s Corporate Secretary at (858) 456-6022.

Contacts

Sard Verbinnen & Co.

Paul Verbinnen (PVerbinnen@sardverb.com)

Mark Harnett (MHarnett@sardverb.com)

212-687-8080

OR

Financial Profiles, Inc.

Paige Hart (PICO@finprofiles.com)

310-622-8244